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                                                                      Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS



      The Board of Directors

      CompuCom Systems, Inc.:


            We consent to incorporation by reference in the Registration Statements (No. 33-2304, No. 33-30175, No. 33-30056, No. 33-39914, No.
      33-43275, No. 33-63307, No. 33-63309, No. 33-76832 and No. 33-85268) on
      Form S-8 and the Registration Statements (No. 33-43367, No. 33-47002, No. 33-64341, No. 33-78746, No. 33-78756 and No. 333-12609) on Form S-3 of
      CompuCom Systems, Inc. of our report dated January 27, 1998, related to the consolidated balance sheets of CompuCom Systems, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedule for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of CompuCom Systems, Inc.






                                                           KPMG PEAT MARWICK LLP







     Dallas, Texas
     March 30, 1998